UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts		01887
(Address of principal executive offices)		(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 24, 2012, Chris Gordon resigned from his position as a member of the Board of Directors of Accellent Inc. (the “Board”) and the Board’s Audit Committee.

(d) On July 24, 2012, the Board appointed Jeffrey Schwartz as a member of the Board and the Board’s Audit Committee. Mr. Schwartz is a Principal at Bain Capital and joined the firm in 2004. Bain Capital designated Mr. Schwartz for election pursuant to a Stockholders’ Agreement, dated as of November 16, 2005, among Accellent Holdings Corp., our parent company, an affiliate of Kohlberg Kravis Roberts & Co. L.P. and certain affiliates of Bain Capital.

Prior to joining Bain Capital, Mr. Schwartz worked at Lehman Brothers as an equity research analyst. Mr. Schwartz received a B.A. in economics from Yale University and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Schwartz also serves as a member of the Board of Directors of Air Medical Group Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2012	ACCELLENT INC.

	By:	/s/ Jeremy A. Friedman
Name: Jeremy A. Friedman Title: Chief Financial Officer